FIFTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT
                                   AND WAIVER

         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (the "Amendment") is made and dated as of the 15th day of April, 2002 by and among SOS STAFFING SERVICES, INC., a Utah corporation (the "Borrower"), the Lenders to the Credit Agreement described below, WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly known as First Security Bank, N.A.), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANK ONE, NA, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                                    RECITALS

         A. Pursuant to that certain Amended and Restated Credit Agreement dated as of July 27, 1998 among the Lenders, the Borrower, the Documentation Agent and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Borrower on the terms and conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         B. The Borrower has requested that the Lenders agree to amend the Credit Agreement in certain respects and the Lenders have agreed to do so on the terms and subject to the conditions set forth more particularly below.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Reduction of Aggregate Commitment and Loan Credit Sublimit. To reflect the agreement of the parties hereto with respect to certain reductions of the Aggregate Commitment and to create a similarly reducing sublimit for the aggregate amount of Loans which may be outstanding under the Credit Agreement at any date, effective as of the Effective Date (as defined in Paragraph 14 below):

                  (a) The Aggregate Commitment is hereby automatically reduced to $16,000,000, and the Aggregate Commitment and each Lender's Commitment shall be as set forth on the replacement commitment schedule attached hereto as Exhibit A. The Aggregate Commitment is subject to further reduction as provided more specifically in this Amendment.

                  (b) Section 2.1 of the Credit Agreement is hereby amended to read in its entirety as follows:


                           "2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the Loan Credit Sublimit. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date."

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


                  (c) A new definition of the term "Loan Credit Sublimit" is hereby added to Article I of the Credit Agreement, in correct alphabetical order, to read in its entirety as follows:

                           "`Loan Credit Sublimit' means $6,000,000, as such amount shall be reduced from time to time: (a) upon an Additional Commitment Reduction, in accorance with Section 4(a)(ii) of the Intercreditor Agreement, and (b) at the times and in the manner provided in Section 4(b) of the Intercreditor Agreement in connection with a Specified Transaction."

                  (d) On the Effective Date and on each date upon which the Loan Credit Sublimit shall be reduced, the Borrower shall immediately pay to the Administrative Agent for distribution to the Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment the dollar amount by which Loans outstanding on such date exceed the Loan Credit Sublimit after giving effect to the reduction occurring on such date. Upon the effective date of any reduction in the Loan Credit Sublimit, the Aggregate Commitment shall automatically be reduced dollar for dollar.

         2. Extension of Facility Termination Date. To reflect the agreement of the parties hereto to extend the term of the credit facilities evidenced by the Credit Agreement, effective as of the Effective Date the definition of the term "Facility Termination Date" set forth in Article I of the Credit Agreement is hereby amended by deleting the date "June 30, 2002" set forth therein and replacing the same with the date "September 1, 2003."

         3. Change in Pricing. To reflect the agreement of the parties hereto to modify the pricing applicable to Loans, effective as of the Effective Date the definition of the term "Applicable Margin" as set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "`Applicable Margin' means (i) at any date to and including June 30, 2003, 3.00% and (ii) at any date thereafter, 3.50%."

         4. Additional Mandatory Prepayments. To reflect the agreement of the parties hereto to include certain additional mandatory prepayment requirements in the Credit Agreement, effective as of the Effective Date Section 2.18 of the Credit Agreement is hereby amended to delete subsections (ii) and (iii) thereof and to replace them with new subsections (ii) and (iii) to read in their entirety as follows:

                           "(ii) On the Restructuring Date and on September 15, 2002 and December 15, 2002, the Borrower shall pay to the Administrative Agent for distribution to the Lenders, subject to the concurrent payment to the Noteholders of the Additional Required Payment due under the Note Purchase Agreement on such dates, that portion of each Additional Required Payment payable on such date to the extent necessary to reduce the principal amount of Loans outstanding on such date to an amount not to exceed the Loan Credit Sublimit as reduced on such date.

                           (iii) Prior to the occurrence of a True-Up Event, upon the occurrence of any Specified Transaction the Obligations are subject to mandatory prepayment from the Net Cash Proceeds thereof on the terms and subject to the conditions set forth in the Intercreditor Agreement with a concomitant automatic and permanent reduction in the Aggregate Commitment and the Loan Credit Sublimit, as set forth more particularly in Section 4(b)(ii) of the Intercreditor Agreement."

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

         5. Collateral Audits. To reflect the agreement of the parties hereto to allow the Lenders to conduct periodic audits of the Collateral, effective as of the Effective Date:

                  (a) Section 6.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "6.9.  Inspection.  The Borrower will, and will cause
        each Subsidiary to, permit the Administrative Agent, the Documentation Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, to conduct audits of the Collateral, including, without limitation, the accounts receivable of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent, the Documentation Agent or any Lender may designate."

                  (b) Section 9.7 of the Credit Agreement is hereby amended to insert the sentence at the end of such provision:

         "Notwithstanding anything contained herein, it is expressly acknowledged and agreed by the Documentation Agent, the Administrative Agent and the Lenders that so long as there has not occurred and is continuing a Default or Unmatured Default during the period in which any audit of the Collateral is conducted as permitted pursuant to
         Section 6.9 above, the Borrower shall have no obligation to reimburse the Administrative Agent, the Documentation Agent or the Lenders for costs and expenses incurred in connection with more than one such audit during any consecutive six-month period."

         6. Modification of Financial Covenants. To reflect the agreement of the parties to the modification of certain of the financial covenants set forth in the Credit Agreement, effective as of the Effective Date:

                  (a) Section 6.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "6.16. Minimum EBITDA. The Borrower will not permit its EBITDA, determined as of the last day of each fiscal month for the period of twelve (12) consecutive months then ending (provided, however, that with respect to each month ended on or before December 31, 2002, such trailing period will be limited to year-to-date 2002) to be less than:

                           For Fiscal Month Ending:           Minimum EBITDA
                           ------------------------           --------------
                           March 2002                          $50,000
                           April 2002                          $170,000
                           May 2002                            $385,000




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

                           June 2002                           $960,000
                           July 2002                           $1,350,000
                           August 2002                         $1,955,000
                           September 2002                      $2,785,000
                           October 2002                        $3,445,000
                           November 2002                       $3,840,000
                           December 2002                       $4,345,000
                           January 2003                        $4,540,000
                           February 2003                       $4,875,000
                           March 2003                          $5,450,000
                           April 2003                          $5,800,000
                           May 2003                            $6,150,000
                           June 2003                           $6,635,000
                           July 2003                           $6,995,000
                           August 2003                         $7,375,000

                  (b) Section 6.18 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "6.18. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter for the four consecutive fiscal quarter periods ending on such date, to be less than:

                      For Fiscal Quarters Ending:        Minimum Required Ratio
                      ---------------------------        ----------------------
                           March 2002                         1.50:1.00
                           June 2002                          1.20:1.00
                           September 2002                     1.10:1.00
                           December 2002                      1.10:1.00
                           March 2003                         1.30:1.00
                           June 2003                          1.50:1.00

                  (c) Section 6.19 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "6.19. Total Indebtedness / Adjusted EBITDA Ratio. The Borrower will not permit the Total Indebtedness/Adjusted EBITDA Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter for the four consecutive fiscal quarters then ending, to exceed:

                    For Fiscal Quarters Ending:         Maximum Permitted Ratio
                    ---------------------------         -----------------------
                           March 2002                       7.05:1.00
                           June 2002                        8.60:1.00
                           September 2002                   9.10:1.00
                           December 2002                    7.85:1.00
                           March 2003                       6.30:1.00
                           June 2003                        5.30:1.00


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

                  (d) Section 6.20 of the Credit Agreement is hereby amended in its entirety as follows:

                           "6.20. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter of the Borrower to be less than:

                           March 2002                                2.10:1.00
                           June 2002                                 1.50:1.00
                           September 2002                            1.25:1.00
                           December 2002                             1.35:1.00
                           March 2003                                1.75:1.00
                           June 2003                                 2.25:1.00

         7. Additional Definitional Changes. To reflect the addition of certain definitions to the Credit Agreement and the modification of certain existing definitions:

                  (a) The following new definitions are hereby added to Article I of the Credit Agreement, in correct alphabetical order, to read in their entirety as follows:

  "'Additional Commitment Reduction' is defined in the Intercreditor Agreement."

  "`Additional Required Payment' is defined in the Intercreditor Agreement."

  "`Restructuring Date' is defined in the Intercreditor Agreement."

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


"`Specified Transaction" is defined in the Intercreditor Agreement."


"`True-Up Event" is defined in the Intercreditor Agreement."


                  (b) The following existing definitions are hereby amended to read in their entirety as follows:


"`Indebtedness' means, with respect to any Person at any time, without duplication,


                           (i) All  liabilities  for borrowed money  (including,
         without   limitation,   under  the   Obligations)  and  its  redemption
         obligations in respect of mandatorily redeemable preferred stock;


                           (ii) All liabilities for the deferred purchase price of property acquired by such Person to the extent such liabilities should be recorded on such Person's balance sheet in accordance with Agreement Accounting Principles (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);


                           (iii) All liabilities appearing on its balance sheet in accordance with Agreement Accounting Principles in respect of Capitalized Leases;


                           (iv) All liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);


                           (v) All liabilities in respect of letters of credit (including, without limitation, the Letters of Credit) or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and


                           (vi) All Contingent Obligatins of such Person with respect to liabilities of a type described in any of clauses (i) through (v) hereof.


         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (i) through (vi) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Agreement Accounting Principles.


                           "'EBITDA' means for any period and with respect to any Person and all such Person's Subsidiaries on a consolidated basis,
         (i) consolidated net income for such period taken as a single accounting period, plus (ii) depreciation, depletion and amortization expense for such period, plus (iii) federal, state and local income (or equivalent) taxes paid or accrued for such period, plus (iv) total


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

         interest expense for such period (including amortization of capitalized Indebtedness issuance costs), whether paid or accrued (including the interest component of Capitalized Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit, plus (v) extraordinary, unusual or non-recurring losses and non-cash charges for any disposition of businesses or early extinguishment of Indebtedness for such period and restructuring charges including, but not limited to, severance costs and expenses associated with office closures including remaining lease obligations and reasonable expenses of the Investment Banker retained pursuant to Paragraph 11, minus (vi) extraordinary, unusual or nonrecurring gains for such period, in each case determined in accordance with Agreement Accounting Principles, in the case of clauses (ii) through (vi), to the extent included in the determination of net earnings (or loss) for such period.


                           "'Lenders' Allocated Share' means the aggregate principal amount that the Lenders are from time to time entitled to receive from the Collateral Agent in accordance with the Intercreditor Agreement."

         8. Additional Reporting Requirements. To reflect the agreement of the Borrower to provide certain additional reports and information to the Lenders, effective as of the Effective Date:

                  (a)      Subsection   (ii)  of  Section   6.1  of  the  Credit
Agreement is hereby amended to read in its entirety as follows:

                           "(ii) Within 30 days after the last day of each calendar month, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such month and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such month, and, commencing with the monthly financial statements provided for January 2002 pursuant to this subsection (ii), including a month and year-to-date comparison with forecasts provided to the Lenders for such periods pursuant to subsection (x) below, all certified by its chief financial officer.

                  (b) Subsection (ix) of Paragraph 6.1 of the Credit Agreement is hereby renumbered as subsection (xi) and two new subsections (ix) and (x) are hereby added to read in their entirety as follows:

                           "(ix) No later than November 30, 2002, a forecast, by month, in form and detail satisfactory to the Lenders, projecting revenue, expenses and other financial information for the fiscal year of the Borrower commencing January 1, 2003.

                           (x) No later than thirty (30) days following the last day of each calendar month an accounts receivable aging report in form and detail satisfactory to the Lenders."

         9. Additional Events of Default. To reflect the agreement of the parties to include certain additional Defaults in the Credit Agreement and the other Loan Documents in consideration for the granting of the extension contained herein and to reflect the concurrent amendment and restatement of the Intercreditor Agreement, effective as of the Effective Date, a new Section 7.15 is hereby added to the Credit Agreement to read in its entirety as follows:

                  "7.15 The Borrower or any of the Noteholders shall fail to observe or perform any term or condition of the Intercreditor Agreement or shall attempt to rescind or revoke the Intercreditor Agreement as to future transactions or otherwise."

         10. Modification of Letter of Credit Facility. To reflect the agreement of the parties hereto to extend the permitted outside expiration date of certain

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


Letters of Credit issued under the Credit Agreement and to provide for automatic renewals of Letters of Credit under certain circumstances, effective as of the Effective Date:

                  (a) Section 2.19 of the Credit Agreement is hereby amended to delete the last sentence thereof and to replace the same with the following:

         "Each Letter of Credit shall be issued solely in support of workman's compensation insurance providers and shall have a stated expiration date no later than January 1, 2004. Each Letter of Credit shall be automatically renewed for a one year period upon the scheduled expiration date set forth in such Letter of Credit and upon each anniversary of such expiration date unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such expiration date, the Administrative Agent, as the issuer thereof, shall notify both the Borrower and the beneficiary of such Letter of Credit in writing by registered mail that the Administrative Agent elects not to renew such Letter of Credit."

                  (b) Each Letter of Credit Outstanding on the Effective Date shall, at the request of the Borrower, be amended to provide for automatic renewal as provided in Section 2.19 as amended hereby.

                  (c) It is expressly acknowledged and agreed by the Borrower and the Administrative Agent that upon the demand of any Lender the Administrative Agent shall provide timely notice of non-renewal of any Letter of Credit."

         11. Retention of Investment Banker. On or before January 31, 2003 the Borrower shall retain an investment banking firm reasonably satisfactory to the Lenders (the "Investment Banker") to work with the Borrower's management towards a refinancing, restructuring or recapitalization of the Borrower (such refinancing, restructure or recapitalization being referred to herein as the "Recapitalization Transaction") with the goal of repayment of the Bank Credit Obligations and the Senior Note Obligations (as those terms are defined in the Intercreditor Agreement) in full on or before September 1, 2003. The Borrower shall cause an offering memorandum for the Recapitalization Transaction to be prepared and distributed no later than April 30, 2003 and shall have obtained a firm commitment or signed letter of intent to consummate the Recapitalization Transaction in form and substance reasonably satisfactory to the Lenders no later than July 31, 2003. The Borrower shall organize and participate in monthly status conferences among the Lenders and the Investment Banker and cause the Investment Banker to provide no less frequently than monthly a status report in detail satisfactory to the Lenders concerning the progress of the Recapitalization Transaction, including, without limitation, information as to who has been provided with the offering memorandum and the status of responses with respect thereto. The Borrower acknowledges and agrees that in entering into this Amendment and agreeing to extend the Facility Termination Date as provided hereunder, the Lenders have specifically relied upon the agreements of the Borrower with respect to the Recapitalization Transaction described above and that the failure of the Borrower to timely comply with such agreements shall, at the option of the Lenders, constitute a Default under and for all purposes of the Credit Agreement and the other Loan Documents.

         12. Supplemental Facility Fee. Pursuant to that certain Third Amendment to Amended and Restated Credit Agreement dated as of June 29, 2001, the Borrower agreed, in consideration of the extension of the Facility Termination Date as provided for therein, to pay to the Administrative Agent for the pro-rata benefit of the Lenders, a supplemental facility fee in the amount of $250,000 on June 15, 2002 (the "Supplemental Facility Fee"). The parties hereto acknowledge and agree that effective as of the Effective Date the Supplemental Facility Fee shall now be due and payable on September 1, 2003; provided, however, that if


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

the Borrower shall have repaid the Obligations in full and the Lenders' Commitments shall have terminated or expired on or before such date, the obligation of the Borrower to pay the Supplemental Facility Fee shall automatically be deemed cancelled by the Lenders.

         13. Waiver of Existing Defaults. Effective as of the Effective Date the Administrative Agent, the Documentation Agent and the Lenders hereby waive the Defaults existing under the Credit Agreement by virtue of the failure of the Borrower to have been in compliance with the requirements of Sections 6.16, 6.18, 6.19, and 6.20 of the Credit Agreement at and as of the end of the fiscal quarter of the Borrower ending in December, 2001 and to waive the Defaults which exist or which will exist by virtue of the failure of the Borrower to be in compliance of the requirements of Section 6.16, 6.18, 6.19, and 6.20 of the Credit Agreement at and as of the end of the fiscal quarter of the Borrower ending in March, 2002. The Borrower acknowledges and agrees that such waiver is given on a one time basis and that nothing contained herein shall in any manner or to any extent constitute any agreement of the Administrative Agent, the Documentation Agent or the Lenders: (a) to waive any other Default or Unmatured Default existing at the date hereof, whether of not the Administrative Agent, the Documentation Agent or the Lenders knew or should have known of the existence of such Default or Unmatured Default, or (b) to waive any Default occurring following the execution and delivery of this Amendment, whether under Sections 6.16, 6.18, 6.19, 6.20 (other than as expressly provided above with respect to Defaults occurring at and as of the end of the fiscal quarter of the Borrower ending in March, 2002) or otherwise.

         14. Effective Date. This Amendment shall be effective as of the date first written above upon the date (the "Effective Date") that the Administrative Agent shall have received:

                  (a)      This   Amendment,   duly   executed  by  all  parties
signatory hereto;

                  (b) Such corporate resolutions, incumbency certificates and other authorizing documentation as the Lenders shall require;

                  (c) From each of the Borrower and the Guarantors, a duly executed release in the form of that attached hereto as Exhibit B;

                  (d) An amendment fee in the amount of $78,458.00, such fee to be distributed to the Lenders in accordance with the percentage each Lender's Commitment bears to the Aggregate Commitment after giving effect to this Amendment;

                  (e) Evidence satisfactory to the Administrative Agent that an amendment to the Intercreditor Agreement in form and substance acceptable to the Lenders has been or will concurrently with the Effective Date be executed and delivered by all parties thereto and that all conditions precedent to the effectiveness of such amendment will be satisfied; and

                  (f) Such other fees and expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Documentation Agent and the Lenders) paid or incurred by the Administrative Agent, the Documentation Agent or any Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of this Amendment (nothing contained herein shall in any manner or to any extent release the Borrower from its obligations under Section 9.7 of the Credit Agreement to pay such other fees and expenses as may be required to be paid by the Borrower thereunder).

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

If the Effective Date shall not have occurred on or before April 20, 2002 this Amendment shall, at the option of the Lenders as evidenced by written notice to such effect given by the Lenders to the Borrower, terminate and be of no further force and effect and the Administrative Agent, the Documentation Agent and the Lenders may proceed to exercise any and all rights, powers and remedies available to them at law, in equity or otherwise.

         15. Reaffirmation of the Loan Documents. The Borrower and each of the Guarantors by executing this Amendment as provided below, hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the terms "Obligations," "Guaranteed Obligations" and "Senior Creditor Obligations" as used in the Loan Documents include, without limitation, the Obligations of Borrower under the Credit Agreement as amended by this Amendment (and including, without limitation, the obligations of the Borrower hereunder), (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written and constitute valid, enforceable obligations of such Persons, as applicable, and (d) each of such Persons expressly waives, releases and absolutely and forever discharges the Administrative Agent, the Documentation Agent and the Lenders and their respective shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that any of such Persons may now have, or have had prior to the date hereof arising out of or relating to the Loan Documents, the transactions contemplated thereby and any action or inaction of any of the above-named Persons with respect thereto.

         16. Representations and Warranties. The Borrower and each of the Guarantors by executing this Amendment as provided below, hereby represents and warrants to the Lenders that:

                  (a) It has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms of this Amendment.

                  (c) On the date of this Amendment, there does not exist a Default or Unmatured Default which has not been waived hereby.

                  (d) None of such Persons has any existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents.

         17. No Other Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

         18. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                           [Signature Page Following]
la-562875
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

           SOS STAFFING SERVICES, INC., as the Borrower



           By:______________________________________________________
           Name:____________________________________________________
           Title:___________________________________________________


           BANK ONE, NA, as the Documentation Agent and a Lender



           By:______________________________________________________
           Name:____________________________________________________
           Title:___________________________________________________


           WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender



           By:______________________________________________________
           Name:____________________________________________________
           Title:___________________________________________________


ACKNOWLEDGED AND AGREED as of the 15th day of April, 2002:

INTELIANT CORPORATION



By:
Name:
Title:


SERVCOM STAFF MANAGEMENT, INC.



By:
Name:
Title:

SOS COLLECTION SERVICES, INC.



By:
Name:
Title:


DEVON & DEVON PERSONNEL SERVICES, INC.



By:
Name:
Title:

                                                                       EXHIBIT A
                                                                       ---------

                                   REPLACEMENT
                               COMMITMENT SCHEDULE
                           (as of the Effective Date)


LENDER                                          COMMITMENT         PERCENTAGE

Bank One, NA                                    $10,000,000          62.50%

Wells Fargo Bank, National Association          $6,000,000           37.50%

TOTAL:                                          $16,000,000          100.00%

                                                                       EXHIBIT B
                                                                       ---------


                                RELEASE AGREEMENT


         THIS RELEASE AGREEMENT (the "Release Agreement") is made and dated as of the 15th day of April, 2002 by the each of SOS STAFFING SERVICES, INC. (the "Borrower"), and INTELIANT CORPORATION, SERVCOM STAFF MANAGEMENT, INC., SOS COLLECTION SERVICES, INC. and DEVON & DEVON PERSONNEL SERVICES, INC. (collectively and severally, the "Guarantors") (the Borrower and the Guarantors being referred to herein, collectively and severally, as the "Releasors") in favor of the Releasees (as defined below).

                                    RECITALS

         A. Pursuant to that certain Amended and Restated Credit Agreement dated as of July 27, 1998 by and among the Borrower, Wells Fargo Bank, National Association ("Wells Fargo") and Bank One, NA ("Bank One"), as the "Lenders" thereunder, Wells Fargo, as Administrative Agent for the Lenders, and Bank One as Documentation Agent for the Lenders (as amended to date, the "Credit Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Borrower, on the terms and subject to the conditions set forth therein and in the other Loan Documents, including, without limitation, that the Guarantors absolutely and unconditionally guaranty the Obligations.

         B. There exist certain Defaults under the Credit Agreement which the Borrower has requested that the Lenders waive and, in addition, the Borrower has requested that the Lenders extend the term of the credit facilities evidenced by the Credit Agreement.

         C. The Lenders have agreed to provide such waiver and extension on the terms and subject to the conditions set forth in that certain Fifth Amendment to Amended and Restated Credit Agreement and Waiver dated concurrently herewith (the "Fifth Amendment"). One condition to the effectiveness of the Fifth Amendment is the execution and delivery by Releasors of this Release Agreement.

         D. Releasors desire to deliver this Release Agreement in satisfaction of such condition.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Releasor hereby agrees as follows:

                                    AGREEMENT
                                    ---------

         1. Each Releasor and each of its successors and assigns do hereby forever release, discharge and acquit the Administrative Agent, the Documentation Agent, the Lenders and their respective parent, subsidiary and affiliate corporations, and their officers, directors, shareholders, agents and employees, and their successors, heirs, and assigns, and each of them
(collectively and severally, "Releasees"), of and from any and all of the following (collectively and severally, "Claims"): All claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, are connected with the Credit Agreement and the other Loan Documents, the Intercreditor Agreement (as amended and restated as of the date hereof) and the transactions contemplated thereby, as well as any action or inaction of any Releasee with respect to the Credit Agreement, the other Loan Documents and/or the Intercreditor Agreement and the transactions contemplated thereby.

         2. Each Releasor hereby acknowledges that the matters released herein are not limited to matters which are known or disclosed, and each Releasor hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California (or any analogous provision of any other jurisdiction) which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Releasor further acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this Release Agreement has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the parties set forth hereinabove from any such unknown Claims.

         3. Each Releasor acknowledges that the acceptance of delivery of this Release Agreement by the Administrative Agent, the Documentation Agent and the Lenders on behalf of all Releasees shall not be deemed or construed as an admission of liability by any Releasee, and each Releasee hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the within release.

         4. Each Releasor represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the execution of this Release Agreement, that it has read this Release agreement, that it has had this Release Agreement fully explained by such counsel, and that it is fully aware of its contents and legal effect.

         5. This Release Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law rules.

                           [Signature Page Following]

         DATED:  April 15, 2002.



                  SOS STAFFING SERVICES, INC.



                  By:
                  Name:
                  Title:


                  INTELIANT CORPORATION



                  By:
                  Name:
                  Title:


                  SERVCOM STAFF MANAGEMENT, INC.



                  By:
                  Name:
                  Title:


                  SOS COLLECTION SERVICES, INC.



                  By:
                  Name:
                  Title:


                  DEVON & DEVON PERSONNEL SERVICES, INC.



                  By:
                  Name:
                  Title: